                                                                    Exhibit 8(d)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-61672 of ML of New York Variable Life Separate Account II on Form S-6 of our reports on (i) ML Life Insurance Company of New York dated February 22, 1999, and (ii) ML of New York Variable Life Separate Account II dated February 4, 1999, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/  DELOITTE & TOUCHE LLP

New York, New York
April 29, 1999